As filed with the Securities and Exchange Commission on March 30, 2018
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
______________
CITIZENS COMMUNITY BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	20-5120010 (IRS. Employer Identification No.)
2174 EastRidge Center Eau Claire, Wisconsin (Address of Principal Executive Offices)	54701 (Zip Code)
______________
Citizens Community Bancorp, Inc.
2018 Equity Incentive Plan
(Full title of the plan)
_______________________

JAMES S. BROUCEK
Chief Financial Officer,
Principal Accounting Officer and Treasurer
Citizens Community Bancorp, Inc.
2174 EastRidge Center
Eau Claire, Wisconsin
 (Name and address of agent for service)

(715) 836-9994
(Telephone number, including area code, of agent for service)
Copies to: JOSEPH T. KINNING Briggs and Morgan, P.A. 2200 IDS Center 80 South Eighth Street Minneapolis, Minnesota 55402 (612) 977-8400 (phone) (612) 977-8650 (fax)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Emerging growth company ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee(4)
Common stock, par value $0.01 per share	350,000 shares	$ 13.95	$ 4,882,500	$ 607.87

(1)
The common stock, par value $0.01 per share (the “common stock”) of Citizens Community Bancorp, Inc. (the “Registrant”) being registered relate to awards to be undertaken in the future, with such terms and vesting conditions, as applicable, to be determined in accordance with the provisions of the Citizens Community Bancorp, Inc. 2018 Equity Incentive Plan (the “Plan”).

(2)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional common stock of the Registrant which, as a result of share splits, share dividends, recapitalizations or any other similar transactions effected without the receipt of consideration, results in an increase in the number of the Registrant’s outstanding ordinary shares in accordance with the provisions of the Plan.

(3)
Estimated solely for the purpose of calculating the registration fee under Rule 457(c) and Rule 457(h) of the Securities Act and based upon the average of the high and low prices for such stock on March 27, 2018, as reported by the NASDAQ Global Market.

(4)	Calculated pursuant to Section 6(b) of the Securities Act as follows: Proposed maximum aggregate offering price multiplied by .0001245.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information*
Item 2. Registrant Information and Employee Plan Annual Information.*

*
The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents By Reference.
The following documents, or excerpts thereof as indicated, filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

•
Annual Report on Form 10-K for the fiscal year ended September 30, 2017, filed with the SEC on December 13, 2017 (File No. 001-33003), including those sections incorporated by reference from our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 24, 2018 (File No. 001-33003);

•	Quarterly Report on Form 10-Q for the fiscal period ended December 31, 2017, filed with the SEC on February 13, 2018 (File No. 001-33003);

•
Current Reports on Form 8-K filed with the SEC on October 3, 2017, October 18, 2017, November 1, 2017, November 7, 2017, December 22, 2017, January 26, 2018 and January 29, 2018 (File Nos. 001-33003); and

•
The description of our common stock contained in our Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 filed with the SEC on August 23, 2006 (File No. 333-135527), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.

Item 6.    Indemnification of Directors and Officers.
Section 2-405.2 of the Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation or its stockholders for monetary damages except:  (1) to the extent it is proven that the director or officer actually received an improper benefit or profit, for the amount of the improper benefit or profit; or (2) to the extent a final judgment or adjudication against the director or officer is based on a determination that the director’s or officer’s act or failure to act was the result of active and deliberate dishonesty and was material to the cause of action against the director or officer.  The Registrant’s charter contains such a provision, thereby eliminating the liability of its directors and officers to the maximum extent permitted by Maryland law.
Section 2-418 of the MGCL permits a Maryland corporation to indemnify a director or officer who is made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the director or officer had reason to believe that his or her conduct was unlawful.  The MGCL provides that, where a director or officer is a defendant in a proceeding by or on behalf of the corporation, the director or officer may not be indemnified if he or she is found liable to the corporation.  The MGCL also provides that a director or officer may not be indemnified in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the grounds that personal benefit was improperly received.  A director or officer found liable to the corporation in a proceeding by or on behalf of the corporation or in a proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification of expenses if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.
Section 2-418 of the MGCL provides that, unless limited by the charter of a Maryland corporation, a director or an officer who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses.  Section 2-418 also provides that a Maryland corporation may advance reasonable expenses to a director or an officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our articles of incorporation provide for indemnification of current and former directors and officers, whether serving us or at our request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law.
Our directors and officers are covered by directors' and officers' liability insurance under which they are insured against certain liabilities.
Item 7.    Exemption From Registration Claimed.
Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description
4.1
Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 filed on June 30, 2006 (File No. 333-135527) pursuant to Section 5 of the Securities Act of 1933).

4.2
Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012 (File No. 001-33003)).

4.3
Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed on June 30, 2006 (File No. 333-135527) pursuant to Section 5 of the Securities Act of 1933 and incorporated herein by reference.)

4.4	Amendment to the Bylaws of the Registrant (incorporated by reference to Exhibit 99.1 to the Company's Form 8-K dated December 20, 2013, filed on December 26, 2013 (file No. 001-33003)).
4.5	Citizens Community Bancorp, Inc. 2018 Equity Incentive Plan.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included in Exhibit 5).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page to this Registration Statement).

Item 9.    Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eau Claire, State of Wisconsin, on March 30, 2018.

CITIZENS COMMUNITY BANCORP, INC.
By /s/ Stephen M. Bianchi
Stephen M. Bianchi
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Bianchi and James S. Broucek, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Stephen M. Bianchi	Chief Executive Officer and Director	March 30, 2018
Stephen M. Bianchi	(Principal Executive Officer)

/s/ James S. Broucek	Chief Financial Officer	March 30, 2018
James S. Broucek	(Principal Financial Officer and Principal Accounting Officer)

/s/ Richard McHugh	Chairman of the Board	March 30, 2018
Richard McHugh

Director
Kristina M. Bourget

/s/ Francis E. Felber	Director	March 30, 2018
Francis E. Felber

/s/ James R. Lang	Director	March 30, 2018
James R. Lang

/s/ James D. Moll	Director	March 30, 2018
James D. Moll

/s/ Timothy L. Olson	Director	March 30, 2018
Timothy L. Olson

/s/ Michael L. Swenson	Director	March 30, 2018
Michael L. Swenson

EXHIBIT INDEX

Exhibit No.	Description
4.1
Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 filed on June 30, 2006 (File No. 333-135527) pursuant to Section 5 of the Securities Act of 1933).

4.2
Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012 (File No. 001-33003)).

4.3
Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed on June 30, 2006 (File No. 333-135527) pursuant to Section 5 of the Securities Act of 1933 and incorporated herein by reference.)

4.4	Amendment to the Bylaws of the Registrant (incorporated by reference to Exhibit 99.1 to the Company's Form 8-K dated December 20, 2013, filed on December 26, 2013 (file No. 001-33003)).
4.5	Citizens Community Bancorp, Inc. 2018 Equity Incentive Plan.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included in Exhibit 5).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page to this Registration Statement).